UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2017

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Armour Boulevard, Kansas City, Missouri		64111
(Address of principal executive offices)		(Zip Code)

(816) 701-4600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
On May 19, 2017, HB Holdings, LLC (“Holdings”), Hostess Brands, LLC (the “Borrower”), the subsidiary loan parties party thereto, and Hostess Holdco, LLC (“Parent Holdco”), each of which is an indirect subsidiary of Hostess Brands, Inc. (the “Registrant”), Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “ First Lien Administrative Agent ”) and the lenders party thereto (the “Refinancing Lenders”) and together with the other lenders from time to time party to the Second Amended and Restated First Lien Credit Agreement (as defined below), the “First Lien Lenders”) entered into the Incremental Assumption and Amendment Agreement No. 2 (the “Incremental Assumption and Amendment”) in respect of the Amended and Restated First Lien Credit Agreement, dated as of August 3, 2015, as amended and restated on November 19, 2016, among Holdings, the Borrower, the First Lien Administrative Agent and the lenders from time to time party thereto (the “Amended and Restated First Lien Credit Agreement”).
Pursuant to the Incremental Assumption and Amendment, the Refinancing Lenders made $996,253,125 aggregate principal amount of refinancing term loans (the “Refinancing Term Loans”) to the Borrower under the Amended and Restated First Lien Credit Agreement. The proceeds from the Refinancing Term Loans were used to repay in full the outstanding principal amount of all then existing term loans under the Amended and Restated First Lien Credit Agreement and to pay certain fees and expenses incurred in connection with the foregoing (the “Refinancing”).
The foregoing description of the Incremental Assumption and Amendment is qualified in its entirety by the Incremental Assumption and Amendment No. 2 filed as Exhibit 10.1 hereto and incorporated by reference herein.
On May 19, 2017, immediately following the Refinancing, Holdings, the Borrower, the First Lien Administrative Agent and the Refinancing Lenders agreed to amend and restate the Amended and Restated First Lien Credit Agreement (as amended and restated, the “Second Amended and Restated First Lien Credit Agreement”).
The Second Amended and Restated First Lien Credit Agreement provides for the Refinancing Term Loans and for revolving loans in an aggregate principal amount of up to $100,000,000 (the “Revolving Loans”).
Interest on the Refinancing Term Loans is paid quarterly at a rate, at the Borrower’s option, of either (a) LIBOR (subject to a LIBOR floor of 0.75% per annum) plus an applicable margin of 2.5% per annum or (b) the base rate plus an applicable margin of 1.50% per annum. The Refinancing Term Loans are repayable (x) on the last day of each March, June, September and December in an amount equal to 0.25% of the aggregate principal amount of the Refinancing Term Loans on May 19, 2017 and (y) on their maturity date of August 3, 2022 in an amount equal to the aggregate principal amount of the Refinancing Term Loans then outstanding.
Interest on Revolving Loan borrowings is paid at a rate, at the Borrower’s option, of either (a)  LIBOR (subject to a LIBOR floor of 0.00% per annum) plus an applicable margin of between 3.00%, 3.25% or 3.50% per annum, depending on the Net First Lien Leverage Ratio (as defined in the Second Amended and Restated First Lien Credit Agreement) or (b) the base rate plus an applicable margin of 2.00%, 2.25% or 2.50% per annum, depending on the Net First Lien Leverage Ratio.
The Revolving Loans have a commitment fee, payable quarterly, of 0.375% or 0.50% per annum (depending on the Net First Lien Leverage Ratio) based upon the unused portion of the then-outstanding commitments with respect to the Revolving Loans. The Revolving Loans have a stated maturity date of August 3, 2020.
The Refinancing Term Loans and the Revolving Loans are guaranteed by Holdings, Parent Holdco and the subsidiaries of the Borrower (subject to certain exceptions) and are secured by liens on (x) the equity interests of the Borrower, and (y) substantially all present and future assets of the Borrower and its respective subsidiaries that guarantee the Refinancing Term Loans and the Revolving Loans.
The Second Amended and Restated First Lien Credit Agreement contains customary provisions relating to mandatory prepayments, voluntary payments, and affirmative and negative covenants, including limitations on indebtedness, liens, sale and lease-back transactions, restricted payments and transactions with affiliates. In addition, with respect to the Revolving Loans only, the Second Amended and Restated First Lien Credit Agreement requires that the Borrower and its subsidiaries not permit the Net First Lien Leverage Ratio to exceed 7.30 to 1.00 on the last day of any fiscal quarter on which the aggregate amount of outstanding Revolving Loans (excluding letters of credit) on such date exceeds an amount equal to 30% of the then-outstanding commitments with respect to the Revolving Loans.
The Second Amended and Restated First Lien Credit Agreement also contains customary events of default. If an event of default occurs, the First Lien Administrative Agent is entitled to take various actions on behalf of the First Lien Lenders, including the acceleration of amounts due under the Second Amended and Restated First Lien Credit Agreement, termination of commitments thereunder and all other actions permitted to be taken by a secured creditor.
The foregoing description of the Second Amended and Restated First Lien Credit Agreement is qualified in its entirety by the Second Amended and Restated First Lien Credit Agreement filed as Exhibit 10.2 hereto and incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.
On May 22, 2017, the Registrant issued a press release announcing the Refinancing. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1    Incremental Assumption and Amendment Agreement No. 2, dated as of May 19, 2017
10.2     Second Amended and Restated First Lien Credit Agreement, dated as of May 19, 2017
99.1    Press Release dated May 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSTESS BRANDS, INC.

Date: May 22, 2017	By:	/s/ Thomas Peterson
	Name:	Thomas Peterson
	Title:	Executive Vice President, Chief Financial Officer

Exhibit List

Exhibit No.	Description of Exhibits

10.1	Incremental Assumption and Amendment Agreement No. 2, dated as of May 19, 2017
10.2	Second Amended and Restated First Lien Credit Agreement, dated as of May 19, 2017
99.1	Press Release dated May 22, 2017